Exhibit 21

ROWAN COMPANIES, INC.
LIST OF SUBSIDIARIES

As of February 24, 2010

Company Name	Jurisdiction(s)
Atlantic Maritime Services, Inc.	USA (Texas)
British American Offshore Limited	UK (England & Wales)
Grey Pearl Limited	Gibraltar
LeTourneau Technologies, Inc.	USA (Texas)
LeTourneau Technologies America, Inc.	USA (Texas)
LeTourneau Technologies Asia Pte. Ltd.	Singapore
LeTourneau Technologies (Australia) Pty. Ltd.	Australia (Queensland)
LeTourneau Technologies Brazil, Inc.	USA (Delaware)
LeTourneau Technologies Canada Ltd.	Canada (British Columbia)
LeTourneau Technologies Comércio de Equipamentos Industriais do Brasil Ltda.	Brazil
LeTourneau Technologies (Dalian) Co., Ltd.	China (Liaoning Province)
LeTourneau Technologies Drilling Systems, Inc.	USA (Texas)
LeTourneau Technologies International, Inc.	USA (Delaware)
LeTourneau Technologies Middle East FZE	Dubai (Jebel Ali Free Zone)
LeTourneau Technologies South America, Inc.	USA (Delaware)
Marine Blue Limited	Gibraltar
RCI Drilling International, Inc.	Cayman Islands
RCI International, Inc.	Cayman Islands
RDC Arabia Drilling, Inc.	USA (Texas)
RDC Drilling International S.à r.l.	Luxembourg
RDC Drilling, Ltd.	Bermuda
RDC International S.à r.l.	Luxembourg
RDC Marine, Inc.	USA (Texas)
RDC Qatar, Inc.	USA (Delaware)
Rowan 240C#3, Inc.	Cayman Islands
Rowan 240C#4, Inc.	Cayman Islands
Rowan Angola Limitada	Angola
Rowan Austria GmbH	Austria
Rowan Canada Limited	Canada (Nova Scotia)
Rowan Drilling & Aviation (Netherlands) B.V.	Netherlands
Rowan Drilling Company, Inc.	USA (Texas)
Rowan Drilling (Gibraltar) Limited	Gibraltar
Rowan Drilling Luxembourg S.à r.l.	Luxembourg
Rowan Drilling Mexico, S. de R.L. de C.V.	Mexico
Rowan Drilling (U.K.) Limited	UK (Scotland)
Rowan Egypt Petroleum Services LLC	Egypt
Rowan Finance LLC	USA (Delaware)
Rowan International, S. de R.L.	Panama
Rowan J.P. Bussell, Inc. (to be stricken off March 31, 2010)	Cayman Islands
Rowan Labor, Inc.	USA (Delaware)
Rowan Leasing, Inc.	USA (Delaware)
Rowan Luxembourg S.à r.l.	Luxembourg
Rowan Marine Drilling, Inc.	Panama
Rowan Marine Services, Inc.	USA (Texas)

Rowan Middle East, Inc.	Cayman Islands
Rowan North Sea, Inc.	Cayman Islands
Rowan Norway, Inc.	USA (Delaware)
Rowan Petroleum, Inc.	USA (Texas)
Rowan Ralph Coffman, Inc. (to be stricken off March 31, 2010)	Cayman Islands
Rowan, S. de R.L. de C.V.	Mexico
Rowan Services LLC	USA (Delaware)
Rowan S116E#1, Inc.	Cayman Islands
Rowan S116E#2, Inc.	Cayman Islands
Rowan S116E#3, Inc.	Cayman Islands
Rowan S116E#4, Inc.	Cayman Islands
Rowandrill, Inc.	USA (Texas)
Rowandrill, S. de R.L. de C.V.	Mexico